Exhibit 10.14

OFFICE LEASE

PRINCIPAL LIFE INSURANCE COMPANY,

an Iowa corporation,

Landlord

AND

POLICY STUDIES INC.,

a Colorado corporation

Tenant

Regarding the Premises Located at:

1875 Lawrence Street
Suite 1200
Denver, Colorado 80202

TABLE OF CONTENTS

1.	Basic Lease Terms	Page 1
2.	Demise, Term, Relocation	Page 3
3.	Rent	Page 4
4.	Taxes and Operating Expense Adjustment	Page 4
5.	Building Services	Page 8
6.	Tenant Repair	Page 10
7.	Assignment and Subletting	Page 11
8.	Transfer by Landlord	Page 13
9.	Use of Premises	Page 13
10.	Insurance	Page 14
11.	Observance of Law	Page 15
12.	Waste and Nuisance	Page 16
13.	Entry by Landlord	Page 16
14.	Release, Waiver and Indemnification	Page 16
15.	Alterations	Page 17
16.	Signs and Advertising	Page 18
17.	Subordination to Mortgages and Deeds of Trust	Page 19
18.	Estoppel Certificate	Page 19
19.	Quiet Enjoyment	Page 20
20.	Fixtures	Page 20
21.	Damage or Destruction	Page 20
22.	Condemnation	Page 21
23.	Loss and Damage and Delay	Page 21
24.	Default and Remedies	Page 22
25.	Holding Over	Page 25
26.	Notice	Page 25
27.	Security Deposit	Page 25
28.	Real Estate Brokers	Page 26
29.	Miscellaneous Provisions	Page 26
Execution Page		Page 29
Rider to Lease		Page 30
Exhibit A - Premises		Page 35
Exhibit B - Legal Description		Page 36
Exhibit C – Work Letter Agreement		Page 37
Exhibit C-I – Space Plans by Waring		Page 41
Exhibit D – Rules and Regulations		Page 43
Exhibit E – Janitorial and Cleaning Services		Page 47
Exhibit F – Parking		Page 48
Exhibit G – Confirmation of Lease		Page 49

STANDARD OFFICE LEASE

(1875 Lawrence Street, Denver, Colorado)

THIS LEASE (“Lease”) is dated for identification purposes only as of March 1, 2005, by and between Principal Life Insurance Company, an Iowa Corporation (“Landlord”) and Policy Studies Inc., a Colorado corporation (“Tenant”).

W I T N E S S E T H:

ARTICLE I – BASIC LEASE TERMS

1.1           Landlord and Landlord’s Address for Notice:

Principal Capital Management

801 Grand Ave.

Des Moines, Iowa 50392-1370

Attn: Commercial Real Estate Equities

With a copy to:

Trammell Crow Services, Inc.

1875 Lawrence Street, Suite 730

Denver, Colorado 80202

Attn: Cyndi Murren

Tel:             303-296-7622

Fax:            303-846-3237

1.2           Tenant and Tenant’s Address for Notice:

Policy Studies Inc.

1899 Wynkoop St.,

Suite 300, Denver CO 80202

ATTN: Facilities Director

1.3           Guarantor: None.

1.4           Premises: Suite No. 1200 of the Building as shown on the floor plan attached hereto as Exhibit A.

1.5           Building: That certain property, building and other improvements located at 1875 Lawrence Street, Denver, Colorado 80202. The legal description of the Building is set forth in Exhibit B hereto.

1.6           Area of Premises: The Premises shall be deemed to be 13,595 rentable square feet of space, which includes all leasable areas of the twelfth floor of the Building.

1.7           Lease Term: Sixty-three (63) full calendar months and any partial month.

1.8           Commencement Date: The later of (a) June 1, 2005, or (b) the Date of Substantial Completion of the Initial Space, as provided in the Work Letter attached hereto as Exhibit C.

1.9           Expiration Date: August 31, 2010.

1.10         Base Rent:

Dates	Approx. Rate/RSF/Year		Monthly Installment
06/01/05 – 08/31/05	$0.00	*	$0.00	*
09/01/05 – 05/31/06	$17.00		$19,259.58
06/01/06 – 05/31/07	$17.50		$19,826.04
06/01/07 – 05/31/08	$18.00		$20,392.50
06/01/08 – 05/31/09	$18.50		$20,958.96
06/01/09 – 08/31/10	$19.00		$21,525.42

*Such abatement shall apply solely to payment of the monthly installments of Base Rent, and shall not be applicable to any other charges, expenses or costs payable by Tenant under this Lease. Landlord and Tenant agree that the abatement of rental and other payments contained in this Section is conditional and is made by Landlord in reliance upon Tenant’s faithful and continued performance of the terms, conditions and covenants of this Lease and the payment of all monies due Landlord hereunder. In the event that Tenant defaults under the terms and conditions of the Lease beyond any applicable notice and cure period, all conditionally abated rental and other payments shall become fully liquidated and immediately due and payable at the rate of $17.00 per rentable square foot of space (without limitation and in addition to any and all other rights and remedies available to Landlord provided herein or at law and in equity).

1.11         Tenant’s Proportionate Share:           7.32%.

Estimates (subject to change) of Tenant’s Proportionate Share of Operating Expenses and Taxes are as follows:

Calendar year 2004: $8.40
Calendar year 2005: $8.49

1.12         Base Year: Calendar year 2005.

1.13         Security Deposit: Ten Thousand Five Hundred and No/100ths Dollars ($10,500.00).

1.14         Brokers:

Landlord’s Broker:	Trammell Crow Services, Inc.
Crescent VII
8390 East Crescent Parkway, Suite 300
Greenwood Village, Colorado 80111
Attn: Jeff Castleton

Tenant’s Broker:	Oberndorf Properties LTD
50 South Steele, Suite 510
Denver, CO 80209

1.15         Landlord’s Management Agent and Address:

Trammell Crow Services, Inc.

1875 Lawrence Street, Suite 730

Denver, Colorado 80202

1.16         Rent Payment Address:

Principal Life Insurance Company

c/o Trammell Crow Denver, Inc.

Dept. 688

1875 Lawrence Street

Denver, Colorado 80291-0688

1.17         Parking Spaces: Thirteen (13) parking spaces in such areas of the parking facilities associated with the Building as may be reasonably designated by Landlord from time to time. None of the Parking Spaces shall be assigned or reserved.

1.18         Monthly Parking Rent: $90.00 per month for the Parking Spaces during the two (2) year period following the Commencement Date. At any time thereafter Monthly Parking Rent may increase upon thirty (30) days’ prior written notice to Tenant to Landlord’s then standard rate.

1.19         Permitted Uses: General office uses related to business consulting in keeping with the first class nature of the Building.

1.20         Allowance: Two Hundred Ninety-Nine Thousand Ninety and No/100ths Dollars ($299,090.00) (i.e., approximately $22.00 per rentable square foot of space in the Premises), as more fully set forth in the Work Letter, attached hereto as Exhibit C and incorporated herein by this reference.

ARTICLE 2 – DEMISE, TERM, RELOCATION

2.1           Demise. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord the Premises, which Premises are situated in the Building, together with a non-exclusive right subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, common areas, walkways or other areas in the Building or on the Property designated by Landlord for the exclusive or non-exclusive use of tenants of the Building, all of which inclusive of the Building are hereinafter collectively called the “Building”. Such letting and hiring is upon and subject to the terms, conditions and covenants herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, conditions and covenants by it to be kept and performed and that this Lease is made upon the condition of such performance.

2.2           Term. The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date unless sooner terminated as provided in this Lease and except as provided in the Work Letter attached hereto as Exhibit C. If Landlord shall he unable to deliver possession of the Premises to Tenant on the Commencement Date for any reason whatsoever, this Lease shall not be void or voidable and Landlord shall not be subject to any liability for the failure to deliver possession on said date nor shall such failure to deliver possession on the Commencement Date affect the validity of this Lease or the obligations of Tenant hereunder. Tenant’s entry into or occupancy of the Premises prior to the Commencement Date for any purpose (including construction) shall be governed by the terms and conditions of this Lease.

2.3           Supplemental Agreement. Within five (5) days after the commencement of the term of this Lease, Tenant agrees to execute a Supplemental Agreement to become a part hereof, setting forth the commencement and termination dates of the term of this Lease.

2.4           Landlord’s Work. Other than as set forth in Exhibit C, Landlord shall have no obligation for the completion of the Premises and Tenant shall accept the Premises in its “AS IS” condition as of the date Landlord delivers possession thereof in accordance with the provisions hereof.

2.5           Landlord’s Failure to Complete. Notwithstanding anything to the contrary herein, if this Lease has not commenced on or before two (2) years from the date hereof, then this Lease shall be automatically terminated without notice. In the event of the termination of this Lease pursuant to the terms hereof, neither party shall have any liability or obligation whatsoever to the other except that any deposit of Tenant shall be promptly refunded, without interest, by Landlord.

ARTICLE 3 - RENT

3.1           Base Rent. Tenant agrees to pay as Base Rent, Base Real Estate Taxes and Operating Expenses, as defined in Article 4, without notice, deduction, set-off or abatement to Landlord at the Building, or such other address as Landlord may notify Tenant of in writing, in lawful money of the United States payable in advance on the first day of each month. If the Lease Term commences or terminates on a day other than the first or last day of a calendar month respectively, then the installments of Base Rent for such month or months shall be prorated and the installments so prorated shall be paid in advance.

3.2           Additional Rent. Any other sums of money or charges to be paid by Tenant pursuant to the provisions of this Lease may be designated as “Additional Rent”. All Additional Rent shall be paid without offset or demand, unless otherwise specifically set forth herein. A failure to pay Additional Rent shall be treated in all events as the failure to pay rent.

3.3           Prepayment of First Month’s Rent. Simultaneously with the execution hereof Tenant has deposited with Landlord a sum equal to the Base Rent for the first full month of the Lease Term, which shall be applied to the first month’s Rent as same becomes due and payable.

ARTICLE 4 - TAXES AND OPERATING EXPENSE ADJUSTMENT

4.1           Definitions. The following terms shall have the following meanings with respect to the provisions of this Section 4.1:

(a)           “Base Real Estate Taxes and Operating Expenses” shall mean the actual operating expenses and real estate taxes for the Base Year.

(b)           “Tenant’s Proportionate Share” shall be as set forth in Section 1.11 above. At such time, if ever, any space is added to the Premises as hereinbelow provided, Tenant’s Proportionate Share shall be increased accordingly.

(c)           “Real Estate Taxes” shall include (a) any form of assessment (including any so-called “special” assessments), license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or Property or any legal or equitable interest of Landlord therein; (b) any tax on Landlord’s right to rent or other income from the Premises or against Landlord’s business of leasing the Premises; and (c) any assessments, tax, fee, levy or charge in substitution, partially or totally, of or in addition to any assessment, tax, fee, levy or charge previously included within the definition of Real Estate Taxes which may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Landlord and Tenant that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Real Estate Taxes for purposes of this Lease. The following shall also be included within the definition of Real Estate Taxes for purposes of this Lease, provided, however, that Tenant shall pay Landlord the entire amount thereof: (i) any tax allocable to or measured by the area of the Premises or the rental payable hereunder, including without limitation, any gross income, privilege, sales or excise tax levied by the State, any political subdivision thereof, city, municipal or federal government, with respect to the receipt of such rental, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and (ii) any tax upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. “Real Estate Taxes” shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes. “Real Estate Taxes” included in this definition mean taxes or assessments in the year assessed, without regard to the year in which same become due or payable.

(d)           “Operating Expenses” shall mean any and all costs, liabilities and expenses of any kind or nature related directly or indirectly to the ownership, operation, repair, and/or maintenance of the Building. Without limitation to the generality of the foregoing, Operating Expenses shall specifically include the cost of the following: building supplies, window cleaning, energy for the Building such as propane, butane, natural gas, steam, electricity, solar energy and fuel oil; the costs of water and sewer service, janitorial services, both interior and exterior; general maintenance and repair of the Building, including the heating and air conditioning systems and structural components of the Building; landscaping; maintenance, repair and striping of all parking areas; insurance, including fire and extended coverage and public liability insurance and any rental insurance and all risk insurance carried by Landlord; labor for the operation and maintenance of the Building, including wages, benefits and other payments; costs to Landlord for Worker’s Compensation and disability insurance; payroll taxes and welfare fringe benefits; professional management, legal, accounting, inspection and consultation fees incurred in connection with the Building; new capital improvements to the Building, provided that the same are for the purpose of reducing operating expenses (such as energy conservation) or as may be required by governmental entities and shall be amortized over the applicable useful life with interest in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles. Notwithstanding the foregoing, Operating Expenses shall not include:

(1)             Principal or interest payments with respect to mortgages against the Building;

(2)             Ground lease payments or any other payments under any superior lease;

(3)             Depreciation and amortizations, except as provided herein all as determined in accordance with generally accepted accounting principles and sound real estate practices, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(4)             Capital improvements or replacements to the extent not amortized over the applicable useful life, or new capital improvements other than those allowed above;

(5)             Charges for special items or services billed separately to (and in addition to Expense Adjustment Statements) and paid by tenants of the Building;

(6)             Costs of any items to the extent Landlord receives reimbursement from insurance proceeds from Landlord’s or Tenant’s insurance carriers or from a third party;

(7)             The cost of providing any service directly to and paid directly by any tenant (other than through Operating Expense pass through provisions), and the cost of services provided selectively to one or more tenants of the Building (other than Tenant) without reimbursement;

(8)             Marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(9)           Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building, or incurred in renovating or otherwise improving, modifying, decorating, painting or redecorating vacant space for occupancy by tenants or other occupants of the Building;

(10)         Costs associated with the operation of the business of the ownership or entity which constitutes “Landlord”, as the same are distinguished from the costs of operating the Building including, but not limited to, costs of defending any lawsuits with any mortgagee, legal fees incurred in the negotiation and enforcement of tenant leases and costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building;

(11)         The wages of any employee above the grade of building manager;

(12)         The cost of services provided by Landlord’s affiliates to the extent that such costs would exceed the costs of such services rendered by unaffiliated third parties on a competitive basis;

(13)         Fines, penalties and interest incurred as a result of Landlord’s negligence or willful misconduct;

(14)         Any bad debt loss, rent loss, or reserves for bad debts or rent loss; or

(15)         Landlord’s cost of electricity and other services which it has sold to tenants and for which Landlord has been reimbursed.

(e)           “Lease Year” shall mean each twelve month period subsequent to the Commencement Date.

(f)            “Variable Operating Expenses” shall mean those Operating Expenses which vary with occupancy levels or which vary with areas serviced based upon occupied Rentable Area.

4.2           Payments of Taxes and Operating Expenses. In addition to Base Rent, Tenant shall reimburse Landlord for Real Estate Taxes and Operating Expenses for the Building as hereinafter set forth. It is hereby agreed that during each Lease Year of the Lease Term hereof, Tenant shall pay to Landlord Tenant’s Proportionate Share of the amount of increase in the Operating Expenses and Real Estate Taxes over Tenant’s Proportionate Share of the Base Real Estate Taxes and Base Operating Expenses. It is agreed that Tenant shall, during each calendar year in which the term of this Lease commences pay to Landlord an estimate of Tenant’s Proportionate Share of such increased Real Estate Taxes and Operating Expenses, if any, as hereinafter set forth. Beginning with the first calendar year following the year in which this Lease commenced, Tenant shall pay to Landlord each month on the first day of the month an amount equal to one-twelfth (1/12) of the increase, if any, in Tenant’s Proportionate Share of the Operating Expenses for the new calendar year as reasonably estimated by Landlord over Tenant’s Proportionate Share of the Base Real Estate Taxes and Operating Expenses, with an adjustment to be made between the parties at a later date as hereinafter provided. Furthermore, Landlord may from time to time but no more than three (3) times during any Lease Year furnish Tenant with notice of a re-estimation of the Real Estate Taxes and Operating Expenses and Tenant shall commence paying its re-estimated Proportionate Share on the first day of the month following receipt of said notice. As soon as practicable following the end of any calendar year, Landlord shall submit to Tenant a statement setting forth the exact amount of the increase, if any, in Tenant’s Proportionate Share of the Real Estate Taxes and Operating Expenses for the calendar year just completed over Tenant’s Proportionate Share of the Base Real Estate Taxes and Operating Expenses, and the difference, if any, between Tenant’s actual Proportionate Share of the Real Estate Taxes and Operating Expenses for the calendar year just completed and the estimated amount of Tenant’s Proportionate Share of the Real Estate Taxes and Operating Expenses (which was paid in accordance with this subparagraph) for such year. Such statement shall also set forth the amount of the estimated Real Estate Taxes and Operating Expenses reimbursement for the new calendar year computed in accordance with the foregoing provisions. To the extent that Tenant’s Proportionate Share of the actual Real Estate Taxes and Operating Expenses for the period covered by such statement are higher than the estimated increases which Tenant previously paid during the calendar year just completed, Tenant shall pay to Landlord the difference in cash within thirty (30) days following receipt of said statement from Landlord. To the extent that Tenant’s Proportionate Share of the actual Real Estate Taxes and Operating Expenses for the period covered by the Statements are less than the estimated increases which Tenant previously paid during the calendar year just completed, Landlord may at its option either refund said amount in cash to Tenant or credit the difference against Tenant’s next accruing Base Rent or Additional Rent. In addition, with respect to the monthly reimbursement, until Tenant receives such statement, Tenant’s monthly reimbursement for the new calendar year shall continue to be paid at the then current rate, but Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement.

Tenant’s obligation with respect to its proportionate share of the Real Estate Taxes and Operating Expenses shall survive the expiration or early termination of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of Tenant’s Proportionate Share of the actual Real Estate Taxes and Operating Expenses for the portion of the final year of the Lease during which Tenant was obligated to pay such expenses. If Tenant occupies the Premises for less than a full calendar year during the first or last calendar years of the term hereof, Tenant’s Proportionate Share for such partial year shall be calculated by proportionately reducing the Base Real Estate Taxes and Operating Expenses to reflect the number of months in such year during which Tenant occupied the Premises (the “Adjusted Base Real Estate Taxes and Operating Expenses”). The Adjusted Base Real Estate Taxes and Operating Expenses shall then be compared with the actual Real Estate Taxes and Operating Expenses for said partial year to determine the amount, if any, of any increases in the actual Real Estate Taxes and Operating Expenses for such partial year over the Adjusted Base Real Estate Taxes and Operating Expenses. Tenant shall pay its Proportionate Share of any such increases within thirty (30) days following receipt of notice thereof.

Tenant shall have the right but not more than once per annum, at any time within one hundred twenty (120) days after a statement of actual Real Estate Taxes and Operating Expenses for a particular calendar year has been rendered by Landlord as provided herein, at Tenant’s sole cost and expense, to examine Landlord’s books and records during normal business hours, at Landlord’s office relating to the determination of such Real Estate Taxes and Operating Expenses. Unless Tenant objects to the statement herein within said one hundred twenty (120) days following receipt of Landlord’s statement, such statement and adjustment shall be deemed conclusive.

4.3           Gross Up of Operating Expenses. If at any time the Building is not fully occupied or Landlord is not supplying services to all rentable areas of the Building during an entire calendar year, then Landlord may adjust actual Operating Expenses to Landlord’s reasonable estimate of that amount, which would have been paid or incurred by Landlord as Operating Expenses had the Building been fully occupied or serviced, and the Operating Expenses as so adjusted shall be deemed to be the actual Operating Expenses for such calendar year, provided that in such case that a similar adjustment is also made to the Base Year Operating Expenses. If Landlord does not furnish during any applicable period any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant which has undertaken to perform such work or service in lieu of the performance thereof by Landlord, then Operating Expenses shall be deemed to be increased by an amount equal to the additional expense which would reasonably have been incurred during such period by Landlord if it had, at its cost, furnished such work or service to such tenant. The provisions of the preceding sentences will apply only to those Operating Expenses that either vary with occupancy or by reason of one or more tenants not receiving goods or services the cost of which constitutes all or part of such Operating Expenses.

4.4                                 Reimbursement Survives Termination. In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever prior to the determination of rental adjustment as hereinafter set forth, Tenant’s agreement to reimburse Landlord up to the time of termination shall survive termination of the Lease and Tenant shall pay any amount due to Landlord within fifteen (15) days after being billed therefor. In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever, except default by Tenant of any of the terms or provisions of this Lease, prior to the determination of rental adjustments as hereinabove set forth, Landlord’s agreement to refund any excess additional rental paid by Tenant up to the time of termination shall survive termination of the Lease and Landlord shall pay the amount due to Tenant within fifteen (15) days of Landlord’s determination of such amount. This covenant shall survive the expiration or termination of this Lease.

If the last year of the term of this Lease ends on any day other than the last day of December, any payment due to Landlord by reason of any increase in Real Estate Taxes and Operating Costs shall be prorated on the basis by which the number of days in such partial year bears to 365.

Any failure of Landlord to furnish Tenant with an estimate of its Proportionate Share of Real Estate Taxes and Operating Expenses or any statements as set forth in this Article 4 shall not act to relieve Tenant of its liability therefor; and with respect to any deficiencies, Tenant agrees to pay same within thirty (30) days of written demand from Landlord.

ARTICLE 5 - BUILDING SERVICES

5.1                                 Standard Services. Landlord agrees to furnish to the Premises during regular business hours from 7:00 a.m. to 6:00 p.m. Mondays through Fridays and from 8:00 a.m. to 1:00 p.m. Saturdays, except for holidays as the same are determined by Landlord, and subject to the rules and regulations of the Building, heat and air conditioning for the use and occupancy of the Premises, passenger elevator service and freight elevator service, subject to scheduling by Landlord provided, however, that a passenger elevator shall always be available to Tenant. Landlord shall also furnish: (i) electric current to be supplied for lighting the Premises and public halls, and for the operation of ordinary office equipment, exclusive of equipment that is not standard or is in above-standard quantities generally for tenants of the Building, (ii) janitorial and cleaning services substantially as set forth in Exhibit E, and (iii) domestic water in reasonable quantity. Elevator service shall mean service either by non-attended automatic elevators or elevators with attendants at the option of Landlord. Landlord shall also furnish, at rates set from time to time as solely determined by Landlord, heating and air conditioning and such other items as are not provided for herein, provided Tenant gives Landlord not less than forty-eight (48) hours notice of Tenant’s needs for such additional heating or air conditioning. The current over-time HVAC service rate is $75 per hour per floor, which amount is subject to change. Landlord shall also, at said times, maintain and keep lighted the common stairs, entries, and toilet rooms in the Building that would reasonably be subject to use by Tenant, its agents and employees during other than regular business hours. Landlord also has the right to charge Tenant for energy costs incurred because of Tenant’s above Building average usage or by reason of usage of the Premises or the Building during other than regular business hours.

5.2                                 Interruption of Standard Services. Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, janitorial services, electric current, or any other service described in this Lease during any period when Landlord uses reasonable diligence to restore or to supply such services or electric current, it being further agreed that Landlord reserves the right to temporarily discontinue such services or any of them, or electric current at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations, or improvements, or whenever by reason of strikes, lockouts, riots, acts of God or any other happening or occurrence beyond the reasonable control of Landlord. If Landlord is unable to furnish such services or electric current, Landlord shall not be liable for damages to persons or property for any such discontinuance, nor shall such discontinuance in any way be construed as a constructive or actual eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant’s obligations hereunder. Landlord’s obligation to furnish services or electric current shall be conditioned upon the availability of adequate energy sources from the public utility companies presently serving the Building. Landlord shall have the right to reduce heating, cooling or lighting within the Premises and in the public area in the Building as required by any mandatory or voluntary fuel or energy-saving program. Furthermore, due to Colorado Energy Code Design Requirements, Tenant hereby acknowledges that it may on certain days experience discomfort with the heating and air conditioning cycle, and Landlord shall have no responsibility or liability therefor.

If Landlord fails to provide any essential Building services specifically required to be provided by Landlord under the lease (i.e., water, electricity, sewer, elevator service, HVAC, restrooms, loss of life safety systems, failure of fire code compliance), and such interruption of service renders the Premises or any portion of the Premises untenantable for a period of five (5) consecutive business days following Landlord’s receipt of written notice from Tenant of such interruption of service, the Rent shall abate in proportion to the area of the Premises that is rendered untenantable. Such abatement period shall commence upon the expiration of said five (5) business day period. No such abatement shall be provided if such interruption of service is caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors, subtenants, invitees or assignees or by an act of God, or by matters not within the control of Landlord (including without limitation the interruption of electrical service to the Building through no fault of Landlord). The Premises shall be considered untenantable if Tenant cannot use the Premises or portion thereof affected in the conduct of its normal business operations as a result of said interruption of service to the Premises. It is agreed and understood that Tenant shall not use or be entitled to use the Premises or portion thereof affected to conduct its normal business operations during any day for which Landlord is obligated to abate rent hereunder. The abatement herein provided shall he Tenant’s sole and exclusive remedy for interruption of service. Landlord agrees to use its reasonable efforts to restore such services as soon as possible. Tenant agrees to fully cooperate with Landlord in remedying any such interruption of essential Building services. The terms and conditions of this Section 5 shall not apply to situations contemplated under provisions of the Lease pertaining to condemnation, eminent domain, damage or destruction elsewhere described in the Lease.

5.3                                 Services Paid by Tenant. Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all telephone services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility, and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

5.4                                 Above-Standard Service Requirements. if heat - generating machines or equipment, including telephone equipment, cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building’s air conditioning system would be able to maintain in such Premises were it not for such heat generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the written consent of Landlord, not to be unreasonably withheld, use any apparatus or device which will in any way increase the amount of electricity or water which Landlord determines to be reasonable for use of the Premises as general office space, nor connect with electric current (except through existing electrical outlets in the Premises) or water pipes any apparatus or device for the purposes of using electric current, other energy or water. Landlord shall have the right to install one or more separately submetered electrical circuits to serve all of Tenant’s equipment, machinery or appliances which equipment, machinery or appliances requires electrical current supplied to the Premises for general office purposes as the same is determined by Landlord which costs of submetering shall be payable by Tenant to Landlord upon demand. Tenant agrees to reimburse Landlord for the submetered electrical current utilized by Tenant at the rates charged to Landlord to purchase electrical current for the Building, such reimbursement to be made within fifteen (15) days of the date of the billing therefor; such billing to occur no more frequently than monthly.

5.5                                 Cleaning. Tenant shall not provide any janitorial or cleaning services without Landlord’s written consent not to be unreasonably withheld, and then only subject to supervision of Landlord, at Tenant’s sole responsibility, and by a janitorial or cleaning contractor or employees at all times satisfactory to Landlord. Landlord shall provide janitorial and cleaning services substantially as set forth on Exhibit E.

5.6                                 Re-Lamping. Landlord shall have the exclusive right to make any replacement of electric light bulbs, fluorescent tubes and ballasts in the Building throughout the Primary Lease Term and any renewal thereof. Landlord may adopt a system of relamping and reballasting periodically on a group basis in accordance with good management practice.

ARTICLE 6 - TENANT REPAIR

6.1                                 Damage by Tenant. If the Building, the Premises or any portion thereof including but not limited to the elevators, boilers, engines, pipes and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls of the Building or parking facilities of Landlord and also Tenant Finish including but not limited to the carpet, wall covering, doors and woodwork, become damaged or are destroyed through the negligence, carelessness or misuse of Tenant, its servants, agents, employees or anyone permitted by Tenant to be in the Building, or through him or them, then the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall forthwith pay the same on demand to Landlord as Additional Rent. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

6.2                                 Maintenance. Tenant shall keep the Premises in as good order, condition and repair as when they were entered upon, ordinary wear and tear excepted. If Tenant fails to keep the Premises in such good order, condition and repair as required hereunder to the satisfaction of Landlord, Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Premises to such good order and condition and of the making of such repairs.

6.3                                 Good Condition. Tenant shall leave the Premises at the end of each Business Day in a reasonably tidy condition for the purpose of allowing the performance of Landlord’s cleaning services hereinafter described.

6.4                                 Surrender. Tenant shall deliver, at the expiration of the Term hereof or upon sooner termination of the Term, the Premises in good repair as aforesaid and in a state of broom cleanliness, reasonable wear and tear excepted. At all times during the term of this Lease, Tenant shall ensure that all wiring and cabling that it installs within the Premises or Building complies with all provisions of local fire and safety codes, as well as with the National Electric Code. Further, upon the expiration or sooner termination of the Term, Tenant shall remove all wiring and cabling within the Premises and the Building (including the plenums, risers and rooftop) placed there by or at the direction of Tenant, unless excused in writing by Landlord. Without limitation to the remedies available to Landlord in the event that Tenant fails to comply with the terms and conditions of this subsection, Tenant shall forfeit such sums from the Security Deposit (or otherwise pay to Landlord) an amount that Landlord reasonably believes necessary for the removal and disposal of any such wires and cabling.

6.5                                 Broken Glass. Tenant shall pay on demand the cost of replacement with identical quality, size and characteristics of glass broken on the Premises, including glass windows and doors of the Premises (excluding perimeter windows in the exterior walls) during the continuance of this Lease, unless the glass shall be broken by Landlord, its servants, employees or agents acting on its behalf.

ARTICLE 7 - ASSIGNMENT AND SUBLETTING

7.1                                 Landlord’s Consent. Tenant shall not sell, assign, encumber, mortgage or transfer this Lease or any interest therein, sublet or permit the occupancy or use by others of the Premises or any part thereof, or allow any transfer hereof of any lien upon Tenant’s interest by operation of law or otherwise (collectively, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without limiting Landlord’s right to withhold such consent, the withholding of such consent may be based upon, but not limited to, the following:

(a)                                  In the reasonable judgment of Landlord, the subtenant or assignee (A) is of a character or engaged in a business, or proposes to use the Premises in a manner which is not in keeping with the standards of Landlord for the Building, or (B) has an unfavorable reputation or credit standing;

(b)                                 Either the area of the Premises to be sublet or the remaining area of the Premises is not regular in shape with appropriate means of ingress or egress suitable for normal renting purposes;

(c)                                  Tenant is in Default under this Lease;

(d)                                 [Intentionally Omitted];

(e)                                  The proposed sublessee or assignee is a person or entity with whom Landlord is then negotiating to lease space in the Building; or

(f)                                    The proposed assignment or sublease instrument does not have the substance or form which is reasonably acceptable to Landlord.

If Landlord consents to such sublet or assignment, such consent shall be expressly contingent upon Tenant’s payment to Landlord, as Rent, Landlord’s costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and Landlord’s construction supervision fee, if applicable. Any Transfer which is not in compliance with the provisions of this Article shall, at the option of Landlord, be void and of no force or effect.

7.2                                 Notice to Landlord.  Tenant shall provide written notice of the proposed assignee, sublettee or transferee, as applicable, which notice shall provide Landlord with (i) the name and address of the proposed subtenant, assignee, pledgee, mortgagee or transferee, (ii) a reasonably detailed description of such person or entity’s business, (iii) detailed financial references for such person or entity, (iv) a true and complete copy of the proposed sublease, assignment, pledge, mortgage or other conveyance and all related documentation, and (v) such other information as Landlord may reasonably require.

7.3                                 Landlord’s Right of Recapture.  Tenant shall, by written notice in the form specified in the following sentence, advise Landlord of Tenant’s intention on a stated date (which shall not be less than thirty (30) days after date of Tenant’s notice) to sublet, assign, mortgage or otherwise Transfer any part or all of the Premises or its interest therein for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice. If Tenant’s notice shall cover all of the space hereby demised, and Landlord shall elect to give the aforesaid recapture notice with respect thereto, then the Term shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Base Rent and Additional Rent then in effect shall be adjusted on the basis of the number of rentable square feet retained by

Tenant in proportion to the original Rentable Area of the Premises, and this Lease as so amended shall continue thereafter in full force and effect. In such event, Tenant shall pay the cost of erecting demising walls and public corridors and making other required modifications to physically separate the portion of the Premises remaining subject to this Lease from the rest of the Premises. If Landlord, upon receiving Tenant’s notice that it intends to sublet or assign any such space, shall not exercise its right to recapture the space described in Tenant’s notice, Landlord will, as hereinabove provided, determine whether to approve Tenant’s request to sublet or assign the space covered by its notice. Notwithstanding the above, Landlord’s right of recapture shall not apply to any entity Tenant desires to sublease to who may be a related or affiliated entity or entity with whom Tenant does mutual business activity.

7.4                                 Excess Rent. If Tenant individually, or as debtor or debtor in possession or if a trustee in bankruptcy acting on behalf of Tenant pursuant to the Bankruptcy Code, 11 U.S.C. 101 et seq., shall sublet or assign the Premises or any part thereof or assign any interest in this Lease at a rental rate (or additional consideration) in excess of the then current Monthly Base Rent and Adjustments per rentable square foot, fifty percent (50%) of said excess Rent (or additional consideration) shall be and become the property of Landlord and shall be paid to Landlord as it is received by Tenant, less Tenant’s reasonable brokerage (excluding commissions paid to brokers who are Tenant’s affiliates), legal and other expenses (“Tenant’s Costs”) incurred in connection with such assignment or, in the case of a sublease, less the monthly Proportionate Share of such Tenant’s Costs as determined by dividing such Tenant’s Costs by the number of months in the term of such sublease. If Tenant shall sublet the Premises or any part thereof, Tenant shall be responsible for all actions and neglect of the subtenant and its officers, partners, employees, agents, guests and invitees as if such subtenant and such persons were employees of Tenant. Nothing in this Section shall be construed to relieve Tenant from the obligation to obtain Landlord’s prior written consent to any proposed sublease.

7.5                                 Included Transfers. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law or in one or more transactions, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or redemption of a controlling interest of the capital stock of Tenant in one or more transactions, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional exchange or over-the-counter. Neither this Lease nor any interest therein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant.

7.6                                 No Waiver. The consent by Landlord to any Transfer shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, and Tenant shall remain liable therefor, nor shall the collection or acceptance of Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease. Any consent given pursuant to this Article shall not he construed as relieving Tenant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment or subletting.

7.7                                 [Intentionally Omitted]

7.8                               Document Review. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent has been requested, shall be subject to prior approval by Landlord or its attorney. Tenant shall pay on demand all of Landlord’s costs and expenses, including reasonable attorney’s fees, incurred in determining whether or not to consent to any requested subletting or assignment and for the review and approval of such documentation.

ARTICLE 8 - TRANSFER BY LANDLORD. In the event of a sale, conveyance, or assignment by Landlord of Landlord’s interest in the Building (other than a transfer for security purposes only), Landlord shall be relieved from and after the date specified in any such notice of transfer or assignment of all of Landlord’s obligations and liabilities accruing thereafter on the part of Landlord, and Tenant agrees to look only toward such assignee or transferee of Landlord’s interest, provided Landlord has transferred Tenant’s security deposit (if any).

ARTICLE 9 - USE OF PREMISES

9.1                                 Use. Except as expressly permitted by prior written consent of Landlord, the Premises shall not be used other than for the purposes set forth in Article 1. All use of the Premises shall comply with the terms of this Lease and all applicable laws, ordinances, regulations or other governmental ordinances from time to time in existence.

9.2                                 Compliance with Rules and Regulations. Tenant and employees and all persons visiting or doing business with Tenant in the Premises shall be bound by and shall observe the reasonable Rules and Regulations as set forth in Exhibit D, attached hereto and made a part hereof, which may, at Landlord’s sole discretion, be promulgated, amended, or expanded from time to time in a non-discriminatory manor during the Lease term by Landlord relating to the Building and/or the Premises of which notice in writing shall be given to Tenant within thirty (30) days of such clause at which time they will become effective and all such rules and regulations as changed from time to time shall be deemed to be incorporated into and form a part of this Lease. Any default in the performance or observance of such rules and regulations shall be a default hereunder and Landlord shall have all remedies provided for in this Lease in the event of default by Tenant, Landlord however, shall not be responsible to Tenant for nonobservance by any other tenant or person of any tenant or person of any such rules and regulations. Landlord shall enforce such rules and regulations on a non-discriminatory basis.

9.3                                 Hazardous Substance. The term “Hazardous Substances,” as used in this lease shall mean pollutants, contaminates, toxic or hazardous wastes, or any other substances the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought into the Premises, except for the Permitted Materials described below, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord’s sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours. Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the lease, the Premises is found to be so contaminated or subject to said conditions that were introduced by Tenant or its agents, employees or contractors, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demand, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

Landlord will indemnify, defend and hold Tenant harmless from and against any claim, cost, damage, expense (including without limitation reasonable attorneys’ fees and costs of defense but excluding indirect or consequential damages), loss, liability, or judgment now or hereafter arising as a result of any claim associated with any required clean-up or other actions arising from the existence or release of Hazardous Material on, in or under the Premises released by Landlord or a person or entity acting under the authority of Landlord, or otherwise accruing prior to the Commencement Date, to the extent not otherwise caused or aggravated by the act or neglect of Tenant or Tenant’s agents, employees or contractors.

ARTICLE 10 - INSURANCE

10.1                         Tenant’s Insurance. Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

(a)                                  Commercial general liability insurance naming Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations that it owns or leases the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

(b)                                 Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(c)                                  Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence.

(d)                                 Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

(e)                                  If Tenant performs any work on the Premises, prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen’s compensation and public liability insurance and property damage insurance, all in the amounts satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work.

(f)                                    Such other insurance as Landlord deems necessary and prudent or required by Landlord’s beneficiaries or mortagagees of any deed of trust of mortgage encumbering the Premises.

The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best’s Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

10.2                           Waiver of Subrogation. The parties hereto agree that any and all fire, extended coverage and/or property damage insurance which is required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein”; and each party hereto waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party), and notwithstanding any provisions contained in this Lease to the contrary to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under such insurance.

10.3                           Insurance By Landlord. Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be deemed as Additional Rent and payable as an Operating Expense:

(a)                                Property insurance insuring the building and improvements and rental value insurance for perils covered by the causes of loss - special form (all risk) and in addition coverage for flood, earthquake and boiler and machinery (if applicable). Such coverage (except for flood and earthquake) shall be written on a replacement cost basis equal to ninety percent (90%) of the full insurable replacement value of the foregoing and shall not cover Tenant’s equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises.

(b)                               Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollar ($2,000,000) aggregate limit.

(c)                                Such other insurance as Landlord deems necessary and prudent or required by Landlord’s beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

ARTICLE 11 - OBSERVANCE OF LAW

11.1                           Law. Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises, and that Tenant shall use all reasonable efforts to fully comply with the Americans With Disabilities Act (“ADA”) within the Premises. Landlord shall be responsible for compliance with the ADA in the common areas of the Building.

Notwithstanding the foregoing, Landlord shall make all alterations so that the bathrooms associated with the Premises comply with the ADA. If such alterations are necessitated by Tenant’s use, occupation or alteration of the Premises, then Tenant shall pay the reasonable costs of Landlord’s work within thirty (30) days following demand therefor. If such alterations are not necessitated by use, occupation or alteration of the Premises (i.e., are generally applicable to the Building), then Landlord shall include the applicable costs as an Operating Expense shared generally among the tenants of the Building.

11.2                           Taxes. Tenant shall fully and timely pay all business and other taxes, charges, rates, duties, assessments and license fees levied, rates imposed, charged or assessed against or in respect of Tenant’s occupancy of the Premises or in respect of the personal property, trade fixtures, furniture and facilities of Tenant or the business or income of Tenant on and from the Premises, if any, as and when the same shall become due, and to indemnify and hold Landlord harmless from and against all payment of such taxes, charges, rates, duties, assessments and license fees and against all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments and license fees, and to promptly deliver to Landlord for inspection, upon written request of Landlord, evidence satisfactory to Landlord of any such payments.

ARTICLE 12 - WASTE AND NUISANCE

Tenant shall not commit, suffer or permit any waste or damage or disfiguration or injury to the Premises or common areas in the Building or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors thereof and shall not place therein any safe, heavy business machinery, computers, data processing machines, or other heavy things without first obtaining the consent in writing of Landlord and, if requested, by Landlord’s superintending architect, and not use or permit to be used any part of the Premises for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, noise or action in, at or on the Premises.

ARTICLE 13 - ENTRY BY LANDLORD

Landlord and its agents shall have the right to enter the Premises with notice, unless in case of an emergency situation, at all reasonable times for the purpose of examining or inspecting the same, to supply janitorial services and any other services to be provided by Landlord to Tenant hereunder, to show the same to prospective purchasers or tenants (within the last six (6) months of the lease term) of the Building, and to make such alterations, repairs, improvements or additions, whether structural or otherwise, to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant’s property and without affecting this Lease.

ARTICLE 14 - RELEASE, WAIVER AND INDEMNIFICATION

14.01                     Release. To the extent not expressly prohibited by law, Tenant releases Landlord, its beneficiaries, mortgagees, stockholders, agents (including, without limitation, management agents), partners, officers, servants and employees, and their respective agents, partners, officers, servants and employees (“Related Parties”), from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, any existing or future condition, defect, matter or thing in the Premises, the Building or any part thereof, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act of neglect of any tenant or other occupant of the Building or of any other person, other than Landlord or its agents.

14.02                   Tenant’s Indemnification. To the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord and Landlord’s Related Parties from and against claims and liabilities, including reasonable attorneys’ fees, (i) for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant’s occupancy of the Premises or the conduct of its business, or from activity, work, or thing done, permitted or suffered by Tenant, its employees, agents, guests or invitees in or about the Premises and the Building, or (ii) from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or (iii) due to any other act or omission of Tenant, its agents, employees, guests or invitees, or (iv) if any person, not a party to this Lease, shall institute an action against Tenant in which Landlord or Landlord’s Related Parties shall be made a party. Landlord may, at its option, repair such damage or replace such loss, and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repairs, replacement and damages in excess of amounts, if any, paid to Landlord under insurance covering such damages. In the event any action or proceeding is brought against Landlord or Landlord’s Related Parties by reason of any such claims, then, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

14.03                   Tenant’s Fault. If any damage to the Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its agents, employees, guests or invitees, Tenant shall be liable therefor and Landlord may, at Landlord’s option repair such damage, and Tenant shall, upon demand by Landlord, reimburse Landlord the total cost of such repairs and damages to the Building. If Landlord elects not to repair such damage, Tenant shall promptly repair such damages at its own cost and in accordance with the alteration and lien provisions of this Lease. Broken glass shall be subject to Section 6.5 above.

14.04                   Landlord’s Indemnification. Subject only to Sections 14.01 above and 14.05 below, Landlord agrees to indemnify, defend and hold Tenant and its officers, directors, partners and employees harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys’ fees and court costs but excluding consequential damages, for injury to or death of any person or for damage to any property to the extent such are determined to be caused by the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors in or about the Premises or Building. None of the events or conditions set forth in this paragraph shall be deemed a constructive or actual eviction or entitle Tenant to any abatement or reduction of rent.

14.05                   Limitation on Landlord’s Liability. Tenant agrees that in the event Tenant shall have any claim against Landlord or Landlord’s Related Parties under this Lease arising out of the subject matter of this Lease, Tenant’s sole recourse shall be against Landlord’s interest in the Building, for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord or Landlord’s Related Parties as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Landlord, Landlord’s Related Parties or their successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree.

ARTICLE 15 - ALTERATIONS

15.1                           Alterations by Tenant. Tenant shall not make, install or erect in or to the Premises any installations, alterations, additions or partitions without submitting the drawings and specifications to Landlord and obtaining Landlord’s prior written consent in each instance, which consent may be given or withheld in Landlord’s reasonable discretion. Furthermore, Tenant shall obtain Landlord’s prior written consent to any change or changes in such drawings or specifications submitted as aforesaid, subject to the payment of the cost to Landlord or having its architects review such plans and changes thereto prior to proceeding with any work based on such drawings or specifications. All such work shall be performed free and clear of all mechanic’s liens and Landlord shall have no liability for the performance of such work, notwithstanding its consent to any plans and specifications. Provided nevertheless that Landlord may, at its option, at Tenant’s expense, require that Landlord’s contractors be engaged for any mechanical, electrical work or other leasehold improvement. Without limiting the generality of the foregoing, any work performed by or for Tenant shall be performed by competent workmen whose labor union affiliations are not incompatible with those of any workmen who may be employed in the Building by Landlord, its contractors or subcontractors. In addition to the above all contractors and subcontractors must meet Landlord’s specifications, as solely determined by Landlord, for minimum requirements for insurance, bonds, quality of work, experience and such other reasonably applicable factors. Tenant, shall provide Landlord upon request with financial assurances prior to the commencement of alterations, and promptly pay to Landlord’s or Tenant’s subcontractors, as the case may be, when due, the costs of all such work and of all materials, labor and services involved therein and of all decoration and all changes in the Building, its equipment or services necessitated thereby. Tenant covenants that Tenant will not suffer or permit during the Lease Term hereof any mechanics’ or other liens for work, labor, services or materials ordered by Tenant or for the cost of which Tenant may be in any obligated, to attach to the Premises or to the Building and that whenever and so often as any such liens shall attach or claims therefor shall be filed, Tenant shall, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord. Tenant shall, at its own cost and expense, take out or cause to be taken out any additional insurance or bonds reasonably required by Landlord to protect Landlord’s and Tenant’s interest during the period of alteration.

At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as Section 38-22-105(2) of the Colorado Revised Statutes (1973). During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) C.R.S. (1973) or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises.

15.2         Alterations by Landlord. Landlord hereby reserves the right at any time and from time to time to make changes in, additions to, subtractions from or rearrangements of the Building, including, without limitation, all improvements at any time thereof, all entrances and exits thereto, and to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the Building, including, but not limited to, the entrance foyer and lobby, and the common corridors and to make changes or additions to the pipes, conduits, ducts, utilities and other necessary building services in the Premises which serve other portions of the Building, provided that prior to the Commencement Date, Landlord may alter the Premises to the extent found necessary by Landlord to accommodate changes in construction design or facilities including major alterations but provided always that the Premises, as altered, shall be in all material aspects comparable to the Premises as defined herein.

ARTICLE 16 - SIGNS AND ADVERTISING

Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisements, notice, lettering or direction on any part of the Building or in the interior of the Premises or other portion of the Building. Landlord will prescribe a uniform pattern of identification signs for tenants to be placed on the outside corridor wall which is near the door leading into the Premises and other than such identification signs, Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, picture, advertisement, notice, lettering or direction on the inside or outside of the Premises for exterior view without the written consent of Landlord.

Landlord will permit Tenant to place its signage in the lobby area of any full-floor that Tenant leases. Additionally, Landlord will permit Tenant to place its signage on the glass in the main lobby area of the Building (on a basis of joint identification with other tenants and occupants) after (i) Tenant is operating from an entire floor, and (ii) additional space on such glass area becomes available. All costs associated with the fabrication, installation, maintenance, removal and replacement of such signage shall be the sole responsibility of Tenant. Tenant shall remove such signage and repair any damage caused thereby, at its sole cost and expense, upon the expiration or sooner termination of the Lease. The color, content, size and other specifications of any such signage shall be in accordance with the terms and conditions of the Lease, and shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Futher, Tenant shall ensure that all signage complies with any and all applicable local zoning codes and building regulations. Tenant’s rights for signage on the glass in the main lobby shall be subject and subordinate to any agreements between Landlord and other tenants, owners or occupants of the Building which are in effect as of the date of this Lease.

ARTICLE 17 - SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST

17.1         This Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the lien of any mortgages or deeds of trust now or hereafter existing against the Building and to all renewals, modifications, consolidations, replacements and extensions thereof and to all advances made, or hereafter to be made, upon the security thereof. Although such subordination shall be self-operating, Tenant, or its successors in interest, shall upon Landlord’s request, execute and deliver upon the demand of Landlord any and all instruments desired by Landlord, subordinating, in the manner reasonably requested by Landlord, this Lease to any such mortgage or deed of trust. If Tenant requests any modifications to such instrument(s), other than corrections, Tenant shall pay any reasonable fee required by the lender or other third party. Tenant will execute said instruments within ten (10) days after notice from Landlord demanding the execution thereof.

Should any mortgage or deed of trust affecting the Building be foreclosed, then:

(a)           The liability of the mortgagee, beneficiary or purchaser at such foreclosure sale shall exist only so long as such mortgagee, beneficiary or purchaser is the owner of the Building and such liability shall not continue or survive after further transfer of ownership; and

(b)           Tenant shall be deemed to have attorned, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder, and this Lease shall continue in full force and effect as a direct lease between and binding upon Tenant and such purchaser at any foreclosure sale.

As used in this Section “mortgagee” and “beneficiary” shall include successors and assigns of any such party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assigns and mortgagees and beneficiaries ofsuch purchaser, whether immediate or remote.

Landlord, at the written request of Tenant, agrees to request any mortgagee or beneficiary to enter into a non-disturbance agreement with Tenant, in a form satisfactory to such mortgagee or beneficiary, stating that Tenant’s right to the continued use and possession of the Premises shall be under the same terms and conditions as set forth in this Lease provided that at such time Tenant is not in default of its obligations herein. However, notwithstanding such request, Landlord makes no representations or warranties that such non-disturbance agreement will be entered into by any beneficiary or mortgagee.

ARTICLE 18 - ESTOPPEL CERTIFICATE

Tenant agrees that it will from time to time, upon request by Landlord, execute and deliver to Landlord within ten (10) days after demand therefor an estoppel certificate in Landlord’s form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified).

ARTICLE 19 - QUIET ENJOYMENT

Subject to the terms and provisions of this Lease, Landlord covenants and agrees that Tenant shall peaceably and quietly enjoy the Premises and Tenant’s rights hereunder during the term hereof, without hindrance by Landlord.

ARTICLE 20 - FIXTURES

Any or all installations, alterations, additions, partitions and fixtures other than Tenant’s trade fixtures in or upon the Premises, whether placed there by Tenant or Landlord, shall, immediately upon such placement, become the property of Landlord without compensation therefor to Tenant. Notwithstanding anything herein contained, Landlord shall be under no obligation to repair, maintain or insure such installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of Tenant. As a condition to Landlord’s consent to any improvement (other than the initial improvements made by Landlord pursuant to the Work Letter; provided, however, Tenant must remove all cabling upon the expiration or sooner termination of the Term, as more fully set forth in Section 6.4 above), Landlord may elect that any or all installations made or installed by or on behalf of Tenant be removed at the end of the Lease Term and, if Landlord so elects, it shall be Tenant’s obligation to restore the Premises to the conditions they were in previous to such alterations, installations, partitions and fixtures on or before the termination of this Lease. Such removal and restoration shall be at the sole expense of Tenant. Under no circumstances shall Landlord require that Tenant remove Building-standard improvements (such as paint, carpet and walls).

ARTICLE 21 - DAMAGE OR DESTRUCTION

21.1         Casualty. In the event that the Building should be totally destroyed by fire, tornado or other casualty, or should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, Landlord may, at its option, terminate this Lease in which event the rent shall be abated during the unexpired portion of this Lease effective with the date of such damage, or Landlord may proceed to rebuild the Building and the Premises. In the event the Building should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs in Landlord’s reasonable estimation can be completed within one hundred eighty (180) days after the date of such damage, or if the damage cannot be repaired within such time frame but Landlord does not elect to terminate this Lease, in either such event, Landlord shall, within sixty (60) days after the date of such damage commence to rebuild or repair the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and if Landlord so elects, this Lease shall terminate upon notice to Tenant. Unless otherwise provided in this Lease, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Tenant may terminate this Lease if such damage occurs during the last year of the Term (as may be extended), such damage was not caused by Tenant, and in Landlord’s reasonable opinion such damage causes the Premises to be untenable for a period of in excess of ninety (90) days.

21.2         Casualty Caused by Tenant. If fire or other casualty causing injury to the Premises or other parts of the Building shall have been caused by the negligence or misconduct of Tenant, its agents, servants or employees, such injury may be repaired by Landlord at the expense of Tenant.

ARTICLE 22 - CONDEMNATION

22.1         Eminent Domain. If more than twenty percent (20%) of the Rentable Area of the Premises is taken by eminent domain, or by conveyance in lieu thereof, and if such taking interferes substantially with Tenant’s use of the Premises, then this Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from such taking conveyance, shall forthwith cease and terminate entirely. In the event of such termination of this Lease, then rental shall be due and payable to the actual date of such termination. If less than twenty percent (20%) of the Rentable Area of the Premises is taken, or if more than twenty percent (20%) of the Premises is taken and neither party terminates this Lease, this Lease shall cease and terminate as to that portion of the Premises so taken as of the date of such taking, and the rental thereafter payable under this Lease shall be abated Proportionate from the date of such taking in an amount by which that portion of the Rentable Area of the Premises so taken shall bear to the Rentable Area of the Premises prior to such taking. If any part of the Building shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking substantially interferes with Landlord’s ownership or use of the Building, Landlord, at its option, may upon thirty (30) days’ notice to Tenant, terminate this Lease as of the date of such taking.

22.2         Damages. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises or Building shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant’s fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant.

22.3         Restoration. If both Landlord and Tenant elect not to terminate this Lease, Tenant shall remain in that portion of the Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord’s sole cost and expense, to, as soon as reasonably possible, restore the remaining portion of the Premises to a complete unit of like quality and character as existed prior to such appropriation or taking.

ARTICLE 23 - LOSS AND DAMAGE AND DELAY

23.1         Loss and Damage. Landlord shall not be liable or responsible in any way for:

(a) any death or injury arising from or out of any occurrence in, upon or at the Building or for damage to property of Tenant or others located on the Premises, nor shall it be responsible in any event for damage to any property of Tenant or others from any cause whatsoever, unless such damage, loss, injury or death results from the intentional misconduct or sole negligence of Landlord, its agents, servants or employees. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, street, or subsurface of any floor or ceiling or from any other place or because of dampness or climatic conditions from any other cause of whatsoever kind, except to the extent caused by Landlord’s negligence or willful misconduct (subject to applicable limitations on liability and waivers of subrogation). Landlord shall not be liable for any damage whatsoever caused by any other tenant or persons in or about the Building, or by an occupant of adjacent property thereto, or the public, or construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Premises shall be kept or stored at the risk of Tenant only and Tenant shall indemnify Landlord in the event of any claims arising out of damages to the same, including any subrogation claim by Tenant’s insurers;

(b) any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by Landlord to perform janitor services or security services, or repairs or maintenance services, in or about the Premises or the Building, except to the extent caused by Landlord’s negligence or willful misconduct (subject to applicable limitations on liability and waivers of subrogation) (Landlord will act in a commercially reasonable manner when engaging contractors); or

(c) loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of Tenant, except to the extent caused by Landlord’s negligence or willful misconduct (subject to applicable limitations on liability and waivers of subrogation).

23.2         Delays. Whenever and to the extent that Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of, any obligation hereunder in respect to the supply of or provision for, any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control, whether of the foregoing character or not, Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

ARTICLE 24 - DEFAULT AND REMEDIES

24.1         Default by Tenant. The following events shall be deemed to be events of default by Tenant under this Lease:

(a)           Tenant shall fail to pay any installment of rent or any other sum due to Landlord as herein provided and such failure shall continue for a period of five (5) days after notice.

(b)           Tenant shall fail to comply with any term, provision or covenant of this Lease, other than payment of rent or other sums due to Landlord, and shall not cure such failure within fifteen (15) days after written notice thereof to Tenant; provided, however, Tenant shall be granted such additional cure period (not to exceed sixty (60) days, provided that Landlord is not prejudiced by such extension and Tenant promptly commences and diligently pursues such cure to completion.

(c)           Tenant or any guarantor of Tenant’s obligations under this Lease shall die, cease to exist as a corporation or partnership or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(d)           Tenant or any guarantor of Tenant’s obligations under this Lease shall file a petition under any section or chapter of the national bankruptcy act as amended or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant’s obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant’s obligations under this Lease.

(e)           A receiver or trustee shall be appointed for all of the Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations under this Lease.

(f)            Tenant shall abandon or vacate any portion of the Premises.

24.2         Remedies of Landlord. Upon the occurrence of any such event of default as set forth in Section 24.1, Landlord shall have the option to pursue any one or more of the remedies listed below or elsewhere in this Lease, or any other remedy available to Landlord at law or in equity, without prejudice to any other such remedy:

(a)           Terminate this Lease, in which event Tenant shall immediately surrender the Premises to

Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution of any claim of damages therefor.

(b)           Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution of any claim for damages therefor, and relet the Premises and receive the rent therefor.

(c)           Enter upon the Premises, by force if necessary, without being liable for prosecution of any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(d)           Alter all locks and other security devices at the Premises without terminating this Lease.

In the event Landlord may elect to regain possession of the Premises by forcible detainer proceeding, Tenant hereby specifically waives, to the extent permitted by law, any statutory notice which may be required prior to such proceeding, and agrees that Landlord’s execution of this Lease is in part consideration for this waiver.

Exercise by Landlord of any one or more of the remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant’s property within the Premises. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process, to the extent permitted by law. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

In the event Landlord elects to terminate the Lease by reason of an event of default then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the total rental hereunder for the remaining portion of the Lease term (had such term not been terminated by Landlord prior to the date of expiration as stated herein).

In the event that Landlord elects to repossess the Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rent required to paid by Tenant to Landlord during the remainder of the Lease term until the date of expiration of the term as stated herein diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord as provided below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease term.

In the event of any default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable and shall pay to Landlord, in addition to any sums provided to be paid above, broker’s fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant’s or other occupants’ property; the costs of repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies, including reasonable attorney’s fees whether suit was actually filed or not.

In the event of termination or repossession of the Premises for an event or default, Landlord shall not have any obligation to relet or attempt to relet the Premises or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any Tenant and for any use or purpose.

24.3         Landlord’s Performance of Tenant’s Duties. If Tenant shall fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord upon demand all costs. expenses and disbursements, including reasonable attorney’s fees incurred by Landlord in taking such remedial action.

24.4         No Prejudice. Landlord is entitled to accept, receive in cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord’s option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord’s rights to pursue any other available remedy.

24.5         Interest on Late Payments. Any rent (whether Base Rent or Additional Rent) or other amount due from Tenant to Landlord under this Lease not paid when due shall bear interest from the date due until the date paid at the rate of two percent (2%) per month or the maximum available per usury law, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. Failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord’s right to charge and collect such interest in connection with any other or similar or like late payments.

24.6         Late Payment Charge. In addition to interest and other amounts, in the event any rent or other amounts owing hereunder are not paid within five (5) days after the due date, then Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Notwithstanding the foregoing, Tenant shall be entitled to written notice and a five (5) day cure period on two (2) occasions during any twelve (12) month period, not to exceed a total of five (5) such notices, before such late fee is assessed. Accordingly, in addition to such required payment, Tenant shall pay to Landlord an additional one time late charge for any such late payment in the amount of five percent (5%) of the amount of such late payment.

24.7         Remedies Cumulative. All of Landlord’s rights and remedies under this Lease shall be cumulative with and in addition to any and all rights and remedies which Landlord may have at law or equity. Any specific remedy provided for in any provision of this Lease shall not preclude the concurrent or consecutive exercise of a remedy provided for in any other provision hereof.

24.8         Landlord’s Default. Landlord shall not be deemed in default hereunder unless Tenant shall have given Landlord written notice of such default specifying such default with particularity and Landlord shall thereupon have thirty (30) days in which to cure any default unless such default cannot reasonably be cured within such period wherein Landlord shall not be in default if it commences to cure the default within the thirty (30) day period and diligently pursues completion of same. In the event of any default, Tenant agrees that its exclusive remedy shall be an action for damages.

24.9         Personal Property Lien. Policy Studies Inc. (the “Borrower”) has entered into a Credit and Security Agreement with Key Bank National Association (the “Lender”) under which the Lender holds a first priority security interest in all of the Borrower’s personal property of every kind and nature including without limitation all inventory, accounts, equipment, general intangibles, instruments, documents, and investment property of the Borrower, whether now owned or hereafter acquired, all together with all substitutions and replacements for and products and proceeds thereof (the “Collateral”). The interests of the Landlord under the lease, if any, in the personal property of the Borrower are subject to the Lender’s prior interest in the Collateral under the Credit Agreement. Landlord’s obligations to the Lender with respect to the Collateral on the Premises under the lease are not greater than the Landlord’s obligation to the Borrower with respect to the Collateral under the terms of the Lease. Under no circumstances shall the term “Collateral” be deemed to include any leasehold improvements, including, without limitation, light fixtures, floor coverings, plumbing, HVAC, and other similar items.

ARTICLE 25 - HOLDING OVER

25.1         If Tenant shall continue to occupy and continue to pay rent for the Premises after the expiration of this Lease with or without the consent of Landlord, and without any further written agreement, Tenant shall be a tenant from month to month at a monthly Base Rent equal to one hundred fifty percent (150%) of the last full monthly base rent payment due hereunder, and subject to all of the additional rentals, terms and conditions herein set out except as to expiration of the Lease Term. Such holding over may be terminated by Landlord or Tenant upon fifteen (15) days’ notice. In the event that Tenant fails to surrender the Premises upon termination or expiration of this Lease or such month to month tenancy, then Tenant shall indemnify Landlord against loss or liability resulting from any delay of Tenant in not surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorney’s fees related thereto.

ARTICLE 26 - NOTICE

26.1         Notice. Any notice, request, statement or other writing pursuant to this Lease shall be deemed to have been given if sent by registered or certified mail, postage prepaid, return receipt requested or delivered by hand to the party at the addresses set forth in Article 1. Such notice shall be deemed to have been received by Landlord or Tenant, as the case may be, on the second business day after the date on which it shall have been so mailed.

26.2         Change of Address. Any party may, by notice to the other, from time to time, designate another address in the United States, which notices mailed more than ten (10) days thereafter shall be addressed.

ARTICLE 27 - SECURITY DEPOSIT

Tenant has deposited the Security Deposit with Landlord as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed by it hereunder. The undisputed portion of such sum shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term and delivery of possession of the Premises to Landlord if, at such time, Tenant has fully performed all such terms, covenants and conditions. Prior to the time when Tenant is entitled to the return of the Security Deposit, Landlord shall be entitled to intermingle such deposit with its own funds and to use same for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit. In the event of default by Tenant in performing any of its obligations under this Lease, Landlord may, in addition to any other right or remedy available to Landlord hereunder, use, apply, or retain all or any part of this Security Deposit for the payment of any unpaid rent or for any other amount which Landlord may he required to expend by reason of the default of Tenant. including any damages or deficiency in the reletting of the Premises or any attorney’s fees associated therewith, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction. If a portion of the Security Deposit is used or applied by Landlord during the term hereof, Tenant shall, upon five (5) days written demand, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount.

ARTICLE 28 - REAL ESTATE BROKERS

Tenant represents and warrants that Tenant has dealt directly with (and only with) the real estate brokers listed in Article I above in connection with this Lease, and that insofar as Tenant knows, no other broker, real estate agent, or similar individual or entity negotiated or participated in the negotiations of this Lease, or submitted or showed the Premises, or is entitled to any commission in connection herewith and Tenant agrees to indemnify Landlord against any liability arising therefrom including reasonable attorney’s fees.

ARTICLE 29 - MISCELLANEOUS PROVISIONS

29.1         Captions. The captions used herein are for convenience only and do not limit or amplify the provisions hereof. Whenever the singular is used the same shall include the plural, and words of any gender shall include the other gender.

29.2         Waiver. One or more waivers of any covenant, term or condition of this Lease by either party should not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval should not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

29.3         Entire Agreement. This Lease contains the entire agreement between the parties and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the parties hereto.

29.4         Severability. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

29.5         Modification. Should any mortgagee or beneficiary under a deed of trust require a modification of this Lease, which modification will riot bring about any increased cost or expense to Tenant or will in any way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

29.6         Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

29.7         Successors and Assigns. The covenants and conditions herein contained shall inure to and bind the respective heirs, permitted successors, executors, administrators and assigns of the parties hereto, and the terms “Landlord” and “Tenant” shall include the permitted successors and assigns of either such party, whether immediate or remote, except as otherwise specifically set forth in this Lease to the contrary.

29.8         Authorization to Execute. In the event Tenant hereunder shall be a corporation, the parties executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of Colorado; all franchise and corporate taxes have been paid to date, and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed.

29.9         Guaranty of Lease. This Lease shall be guaranteed by such guarantor or guarantors as specified by Landlord, which guarantee(s) shall be on form(s) approved by Landlord and attached hereto as Exhibit F.

29.10       Approval of Documents. Landlord’s approval of Tenant’s plans for work performed by Landlord or Tenant in the Premises shall create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency, or compliance with any laws, rules, or regulations of governmental agencies or authorities.

29.11       Financial Statements. Tenant shall, when requested by Landlord from time to time, furnish a true and accurate audited statement of its financial condition prepared in conformity with generally accepted accounting principles (“GAAP”) and in a form reasonably satisfactory to Landlord. If Tenant does not use GAAP, such financial statements must be certified by an officer of Tenant as true, accurate and complete. Without limitation to the generality of the foregoing, Landlord may request such financial information in the event of any default by Tenant, if requested by any potential or actual lender or purchaser, or for any other legitimate business purpose.

29.12       Force Majeure. Neither Landlord nor Tenant shall be considered in default or breach of any of the terms, covenants and conditions of this Lease on either party’s part to be performed (other than Tenant’s obligation to pay Base Rent or Additional Rent) if either party fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, actualities, Acts of God, acts caused directly or indirectly by the other party or any other cause beyond the reasonable control of either party.

29.13       Attorneys’ Fees. In the event either party institutes legal proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgment is entered, shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys’ fees of the prevailing party.

29.14       Irrevocable Offer. Tenant acknowledges and agrees that by executing and delivering this Lease to Landlord or Landlord’s agent Tenant has made an offer to Landlord which offer may not be revoked, altered or modified for a period of ten (10) business days and, thereafter, only if Landlord has failed to countersign a copy of this Lease prior to Landlord’s receipt of a written revocation.

29.15       Confidentiality. Tenant shall at all times keep the terms and conditions of this Lease confidential and shall not disclose the terms thereof to any third party, except for its accountants, attorneys and other professionals who have a legitimate business reason to know the terms of this Lease. Without limitation to the generality of the foregoing, Tenant shall specifically not release any information about lease rates, concessions, options or rights to any current or prospective tenant or occupant of the Building. Tenant hereby acknowledges that Landlord may suffer damages in the event of the breach of this paragraph.

29.16       OFAC.

(a) Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b)     Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism. trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c)     Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth on page 1 of this Lease.

LANDLORD:

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation,

for its Principal U.S. Property Separate Account,

formerly known as Principal Life Insurance Company, an Iowa corporation,

for its Real Estate Separate Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company, its authorized signatory

By:	/s/ John H. Root
Name:	John H. Root
Title:	Investment Director Asset Management

By:	/s/ Robert T. Klinkner
Name:	Robert T. Klinkner
Title:	Investment Director Asset Management

TENANT:

POLICY STUDIES INC., a Colorado corporation

By:	/s/ Mark A. Levy
Name:	Mark A. Levy
Title:	President/COO

By:
Name:
Title:

RIDER TO LEASE

Landlord and Tenant hereby agree that the following provisions are hereby added to the Lease:

1.             Expansion Option.

(a)           Expansion Space. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant an option (“Expansion Option”) to lease all space on either or both the fourteenth (14th) or fifteen (15th) floors of the Building, as Tenant may so choose (“Expansion Space”), on the same terms and conditions as set forth in this Lease, except as otherwise provided in this Section 1.

(b)           Subordination. Tenant’s rights under this Section 1 shall be conditioned upon AT&T surrendering the 14th or 15th floor, as applicable to Landlord.

(c)           Exercise Notice. Tenant may exercise the Expansion Option by giving Landlord written notice (“Exercise Notice”) of its desire to lease the Expansion Space. Such Exercise Notice must be received by Landlord no later than August 31, 2005, but if AT&T does not terminate effective December 31, 2005, then the Expansion Option for Tenant will extend to the later to occur of: (i) sixty (60) days after notice to Tenant of the termination of the AT&T lease (and effective date of termination), or (ii) October 31, 2006. If the Exercise Notice is not received in the required time period, then the Expansion Option shall be deemed null, void and of no further force or effect.

(d)           Expansion Amendment. After receipt of the Exercise Notice, Landlord and Tenant shall enter into an amendment (“Expansion Amendment”) of this Lease acceptable to Landlord and Tenant. Such Expansion Amendment shall provide that from and after the date on which the improvements to be made by Landlord (which improvements shall be mutually acceptable and consistent with the improvements to be made by Landlord to the original Premises) (“Expansion Commencement Date”), this Lease shall be deemed modified as follows:

(1)          The term “Premises” shall be deemed to include the Expansion Space;

(2)          The term of the lease of the Expansion Space shall be sixty (60) full calendar months and any partial month following the Expansion Commencement Date, unless sooner terminated pursuant to Subsection (e) below;

(3)          Base Rent shall be increased by an amount determined by multiplying the number of rentable square feet in the Expansion Space, as reasonably determined by Landlord using BOMA standards, times the square foot rate for the Base Rent contained in Section 1.10 of the Lease in effect from time to time during the Term (without any abatement) (and if the term of the lease of the Expansion Space exceeds the term of the original Premises, then annual increases of $0.50 shall continue on the same schedule as set forth in the rent schedule set forth in Section 1.10 of the Lease);

(4)          Tenant’s Proportionate Share, as set forth in Section 1.11 of the Lease, shall be increased as reasonably determined by Landlord (with a Base Year of calendar year 2005);

(5)          Tenant shall accept the Expansion Space “as is,” except that Landlord shall contribute to the planning and construction of the initial alterations and improvements to such Expansion Space in an amount equal to the lesser of (i) $22.00 multiplied by the number of rentable square feet in the Expansion Space (which may be increased by up to a maximum of $5.00 per rsf to be amortized and repaid an annual interest rate of 8%), or (ii) the actual cost and expense of such initial alterations and improvements; and

(6)           Parking Spaces shall be increased by 1 space per 1,000 rentable square feet of space in the Expansion Space and shall be at the rate of $90 per space per month through April 30, 2007, and thereafter at the Building-standard rate as more fully set forth in Section 1.18 of the Lease.

Other than the modifications set forth herein, the terms and conditions hereof shall govern Tenant’s lease of the Expansion Space.

(e)          Termination. Provided that Tenant is not then in default beyond any applicable notice and cure period and Tenant has not exercised the Extension Option as set forth in Section 4 below, Tenant shall have the right to terminate the lease of the Expansion Space on August 31, 2010, provided that Tenant has given written notice of termination on or before September 1, 2009, and paid a termination fee to Landlord on or before July 31, 2010, equal to the unamortized costs of brokerage commissions, allowances and other costs relating to the Expansion Space (based on a five year term) as reasonably determined by Landlord and relayed to Tenant in writing.

(f)          Not Transferable. Tenant acknowledges and agrees that the Expansion Option granted herein shall be deemed personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interests hereunder prior to the exercise of Expansion Option, such option shall lapse.

(g)         No Default. Tenant may exercise the Expansion Option, and an exercise thereof shall only be effective, provided that at the time of Tenant’s exercise of the Expansion Option and on the Expansion Commencement Date Tenant is not in default following any applicable notice and the expiration of any applicable cure period hereunder.

2.             One Time Right of Refusal.

(a)   Grant of Right of Refusal. PROVIDED THAT THE EXPANSIONS OPTION AS SET FORTH IN SECTION 1 ABOVE HAS LAPSED IS OF NO FURTHER FORCE OR EFFECT, and subject to the provisions as hereinafter set forth, Landlord hereby grants to Tenant a right of refusal (“Right of Refusal”) to lease from Landlord that space located comprised of either the entire fourteenth (14th) or the entire fifteenth (15th) floor of the Building or both (“Refusal Space”).

(b)   Third Party Offer; Exercise Notice. At any time prior to June 30, 2006 (or March 31, 2007, if AT&T does not vacate early), if Landlord desires to accept a bona fide offer from a third party (“Third Party Offer”) to lease the Refusal Space or a portion thereof, Landlord shall first give to Tenant notice that Landlord has received such Third Party Offer and describing the terms and conditions of such Third Party Offer (“Third Party Offer Notice”). Tenant may exercise the Right of Refusal by giving Landlord written notice (“Exercise Notice”) within five (5) business days after the date of the Third Party Offer Notice of Tenant’s desire to lease that portion of the Refusal Space set forth in the Third Party Offer. Hereinafter the term “Refusal Space” shall be and shall mean the Refusal Space or portion thereof set forth in the Third Party Offer.

(c)           Expansion Amendment. After receipt of the Exercise Notice, Landlord and Tenant shall enter into an amendment of the Lease “Expansion Amendment” acceptable to Landlord and Tenant. Such Expansion Amendment shall provide that from and after the applicable date on which the Refusal Space is leased by Tenant (“Expansion Commencement Date”), the Lease shall be deemed modified as follows.

(i)            Base Rent for the Refusal Space shall be as set forth in the Third Party Offer;

(ii)           Tenant’s Share applicable to the Refusal Space shall be a fraction, the numerator of which shall be the number of rentable square feet in the Refusal Space and the denominator of which shall be the number of rentable square feet in the Building (as both shall be reasonably determined by Landlord);

(iii)  The Base Year applicable to the Refusal Space shall be as set forth in the Third Party Offer;

(iv)  Tenant shall accept the Refusal Space in the time, condition and manner described in the Third Party Offer;

(v)   Tenant’s lease of the Refusal Space shall be for the term set forth in the Third Party Offer;

(vi)  Other applicable terms and conditions of the Third Party Offer shall modify the Lease; and

(vii)   For all purposes under the Lease, other than for the applicable calculations set forth above, the term “Premises” shall be deemed to include the Refusal Space.

(d)     Subordination. Tenant’s Right of Refusal shall be subordinate to any and all existing rights or interests conferred to AT&T for all or any portion of the Refusal Space, as contained in any lease, or otherwise, in effect on the effective date of this Lease, including, without limitation, (i) options or rights regarding renewal, extension or expansion and/or (ii) subleases.

(e)     Failure to Exercise. If Tenant does not exercise its Right of Refusal in the time and manner set forth herein, the Right of Refusal shall be deemed terminated and of no further force or effect.

(f)      No Default. Tenant may exercise the Right of Refusal, and an exercise thereof shall only be effective, provided that Tenant has never been in default of any term or condition of this Lease beyond any applicable notice or cure period.

(g)     Not Transferable. Tenant acknowledges and agrees that the Right of Refusal shall be deemed personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interests hereunder to any person or entity prior to the exercise of the Right of Refusal, the Right of Refusal shall lapse and be forever waived.

3.             Tenant’s Continuing Right of Opportunity.

(a)           Opportunity Space. PROVIDED THAT THE EXPANSION OPTION AS SET FORTH IN SECTION 1 ABOVE AND THE RIGHT OF REFUSAL AS SET FORTH IN SECTION 2 ABOVE HAVE BOTH LAPSED AND ARE OF NO FURTHER FORCE OR EFFECT, then if at any time during the initial four (4) years of the Term (or five (5) years if Tenant exercises the Extension Option as set forth in Section 4 below) Landlord desires to actively market any space that is horizontally adjacent to the Premises, Landlord shall give Tenant written notice (“Opportunity Space Notice”) of such event. Such notice shall identify the location, configuration and size of the space (“Opportunity Space”), as well as the applicable business terms under which Landlord is willing to lease such space (such as duration, commencement date, concessions, base rent, and additional rent). Within five (5) business days after the date the Opportunity Space Notice is given to Tenant, the time of giving of such notice to be of the essence of this Section, Tenant shall give Landlord written notice (“Opportunity Acceptance Notice”) of its election to lease the entire Opportunity Space.

(b)           Amendment. After receipt of any such Opportunity Acceptance Notice, Landlord and Tenant shall enter into an amendment to this Lease acceptable to Landlord and Tenant to amend the Lease pursuant to the terms and conditions of the Opportunity Space Notice. Except as set forth in the Opportunity Space Notice, the terms and conditions of the Lease as they apply to the Premises shall govern Tenant’s lease of the Opportunity Space.

(c)           Failure to Exercise. In the event that Tenant fails to exercise its right as aforesaid within five (5) business days of the date the Opportunity Space Notice is given to Tenant or, in the event Tenant shall have exercised its right and Tenant shall not have executed an amendment of this Lease as aforesaid within five (5)

business days from the date the Tenant is given such an Amendment, Tenant shall be deemed to have waived its right under this Section with respect to the Opportunity Space for a period of one hundred eighty (180) days beginning on the expiration of the applicable five (5) business day period. Except for such waiver, Tenant’s rights under this Section are continuous and, therefore, if the lease in favor of a third party of the Opportunity Space expires or otherwise terminates, and Landlord desires to accept an Opportunity to lease such Opportunity Space after the expiration of the above-referenced one hundred eighty (180) day period, Landlord shall again give Tenant notice of its right to lease such Opportunity Space.

(d)           Subordination. Tenant’s right of opportunity granted hereunder shall be subordinate to any and all existing rights or interests conferred to other tenants for all or any portion of the Opportunity Space, as contained in any lease, or otherwise, in effect on the date of execution of this Lease including, without limitation, (i) options or rights regarding renewal, extension or expansion, (ii) subleases and (iii) assignments.

(e)           Not Transferable. Tenant acknowledges and agrees that any right of opportunity granted herein shall be deemed personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interests under this Lease prior to the exercise of any right of opportunity granted under this Section, such right shall lapse and be of no further force or effect.

(f)            No Default. Tenant shall be deemed to have waived its rights under this Section in the event that Tenant is ever in default under the Lease beyond any applicable notice and grace period.

4.             Extension Option. Tenant shall have the right and option (“Extension Option”) to renew this Lease for one (1) additional and consecutive period of five (5) years under the same terms and conditions as stated in the Lease (each a “Extension Option”), with the exceptions that (a) no further renewal options shall exist and (b) monthly rental for such renewal term shall be based on the then prevailing market rental rate as determined by Landlord in good faith based on then recent lease renewals within the Building and taking into consideration Tenant’s use and financial strength, but in no event shall be less than the monthly rental in effect for the last month of the Term immediately prior to the renewal. Tenant may reject the extension option granted herein within ten (10) days following Tenant’s receipt of Landlord’s determination of the prevailing market rental. The Extension Option shall be exercisable by Tenant, if at all, only by timely delivery to Landlord of written notice of election on or before twelve (12) months prior to the expiration of the then current Lease Term, but no earlier than eighteen (18) months prior to the expiration of the then current Lease Term. The option herein granted shall be deemed to be personal to Tenant, and if Tenant subleases any portion of the Premises or otherwise assigns or transfers any interest thereof to another party, such option shall lapse. In the event that Tenant is in default of any term or condition of the Lease beyond any applicable notice and grace period, then there shall be no extension of this Lease as provided herein.

5.                Satellite Dish. Provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable grace period, Tenant may, at its sole cost and expense, install and operate during the Term, a small (not to exceed eighteen (18) inches in diameter) satellite dish (hereinafter the “Satellite Dish”) on the roof of the Building at a location to be designated by Landlord, and reasonably acceptable to Tenant (hereinafter the “Installation Area”). The installation of such Satellite Dish shall be subject to the following:

(a)           Tenant shall not install or operate the Satellite Dish until it receives prior written approval from Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Without limitation to the generality of the preceding sentence, it shall not be unreasonable for Landlord to withhold approval if the installation or operation of the Satellite Dish may (i) damage the Building or roof membrane, (ii) limit or void the roof warranty, and/or (iii) not be in keeping with the aesthetics of the Building. Prior to commencing installation, Tenant shall provide Landlord with (1) detailed plans and specifications for the installation of the Satellite Dish, (2) copies of all required permits, licenses and authorizations, which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Satellite Dish, and (iii) a

Certificate of Insurance evidencing insurance coverage as required by this Lease and any other insurance reasonably required by Landlord for the installation and operation of the Satellite Dish.

(b)           Tenant warrants and represents that (i) Tenant shall repair in a good and workmanlike manner any damage to the roof of the Building caused by the installation of the Satellite Dish, (ii) the maintenance of the Satellite Dish on the roof or the operation thereof shall not cause interference with any telecommunications, mechanical or other systems either located at or servicing the Building (whether belonging to or utilized by Landlord or any other tenant or occupant of the Building) or located at or servicing any building, premises or location in the vicinity of the Building limited however to that permissible under applicable F.C.C. regulations to the extent that such regulations apply, (iii) the installation, existence, maintenance and operation of the Satellite Dish shall not constitute a violation of any applicable laws, ordinances, rules, orders, regulations, etc. of any Federal, State, county and municipal authorities having jurisdiction thereover.

(c)           The installation of the Satellite Dish shall be made subject to and in accordance with all of the provisions of this Lease. The contractors performing the installation of the Satellite Dish and/or performing any work on or to the roof of the Building shall be approved or designated by Landlord prior to the commencement of any work.

(d)           Tenant covenants and agrees that the installation, operation and removal of the Satellite Dish will be at its sole risk. Tenant agrees to indemnify and defend Landlord against all claims, actions, damages, liabilities and expenses including reasonable attorney’s fees and disbursements in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, operation or removal of the Satellite Dish.

(e)           Landlord, at its sole option, may require Tenant, at any time prior to the Expiration Date, to terminate the operation of the Satellite Dish if it is causing physical damage to the structural exterior of the Building, interfering with any other service provided to other tenants in the Building, interfering with any other tenant’s business, in excess of that permissible under F.C.C. regulations to the extent that such regulations apply and such regulations shall not require such tenants or those providing such services to correct such interference. Notwithstanding the foregoing, if Tenant can correct the damage or disturbance caused by the Satellite Dish to Landlord’s reasonable satisfaction, Tenant may restore its operation. If the Satellite Dish is not corrected and restored to operation within thirty (30) days, Landlord, at its sole option, may require that Tenant remove the Satellite Dish at its own expense.

(f)            At the expiration or sooner termination of this Lease, or upon termination of the operation of the Satellite Dish, or revocation of any license issued, Tenant shall remove the Satellite Dish (and all associated wiring and other appurtenances) from the Building and repair and damage caused thereby, at Tenant’s sole cost and expense. Tenant shall leave the Installation Area in good order and repair. If Tenant does not remove the Satellite Dish when so required, Tenant hereby authorizes Landlord to remove and dispose of the Satellite Dish and to charge Tenant for all reasonable costs and expenses incurred.

6.             Conflict. In the event of any express conflict or inconsistency between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control and govern.

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FIRST AMENDMENT TO LEASE

(Policy Studies Inc - 1875 Lawrence Street, Denver, Colorado)

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is dated for identification purposes as of August 15, 2005, and is made by and between Principal Life Insurance Company, an Iowa Corporation (“Landlord’ ) and Policy Studies Inc , a Colorado corporation ( ‘Tenant”)

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Standard Office Lease Agreement dated March 1, 2005 (the “Lease”), pertaining to the premises currently comprised of a total of approximately 13,595 rentable square feet of space, commonly referred to as Suite 1200 (“Premises”), of the building located at 1875 Lawrence Street, Denver, Colorado 80202 (“Building”), and

WHEREAS, Landlord and Tenant desire to enter into this Amendment to expand the area of the Premises and provide for certain other matters as more fully set forth herein,

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree that the Lease shall be amended in accordance with the terms and conditions set forth below

1              Definitions

(a)           Generally   The capitalized terms used herein shall have the same definition as set forth in the Lease, unless otherwise defined herein

(b)           Expansion Premises   The term ‘Expansion Premises” is hereby defined to be and to mean that certain space located on the 15th floor of the Building commonly referred to as Suite 1500, consisting of approximately 13,595 rentable square feet of space (which is the final agreement of the parties and not subject to adjustment), as outlined on Exhibit A, attached hereto and incorporated herein by this reference Accordingly, effective as of the Expansion Commencement Date, the Premises, as expanded, shall be deemed to consist of a collective total of approximately 27,190 rentable square feet of space

(c)           Expansion Commencement Date   The term ‘Expansion Commencement Date” is hereby defined to be and to mean the earlier of (i) March 1, 2006,* or (ii) the Substantial Completion Date as set forth in the Work Letter, attached hereto as Exhibit B and incorporated herein by this reference If Tenant is allowed to occupy, use, work in or otherwise enter the Expansion Premises prior to the applicable Expansion Commencement Date, the terms and conditions of the Lease as hereby amended shall apply, except that Tenant shall not be required to pay rent for any period(s) prior to the applicable Expansion Commencement Date for the Expansion Premises

* Such date (and the Expansion Expiration Date, as well as all other applicable dates) shall be delayed day-for-day in the event that either (i) AT&T fails to surrender the Expansion Premises on or before January 1, 2006, and such delay causes a delay in the Substantial Completion Date as defined in the Work Letter, or (ii) Landlord or its agents, employees or contractors cause a delay that delays the Substantial Completion Date

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(d)           Expansion Term The term “Expansion Term” is hereby defined to be and to mean that period of time commencing on the Expansion Commencement Date and expiring on the sixtieth (60th) full calendar month following the Expansion Commencement Date (“Expansion Expiration Date”) Accordingly, the Expiration Date applicable to the Expansion Premises is not coterminous with the Expiration Date applicable to the original Premises

2              Expansion of the Original Premises   Effective on the Expansion Commencement Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions set forth in the Lease and herein, the Expansion Premises Tenant shall accept the Expansion Premises in its present “as is” condition, except for the performance of Landlord’s Work as set forth in the Work Letter, attached hereto as Exhibit B and incorporated herein by this reference

3              Base Rent   During the Expansion Term, Tenant shall pay to Landlord Base Rent for the Expansion Premises, which shall be payable in monthly installments as follows

EXPANSION PREMISES

Dates	Approx Rate/RSF/Year	Monthly Installment

Expansion Commencement Date – 05/31/06	$17 00	$19,259 58
06/01/06 – 05/31/07	$17 50	$19,826 04
06/01/07 – 05/31/08	$18 00	$20,392 50
06/01/08 – 05/31/09	$18 50	$20,958 96
06/01/09 – 08/31/10	$19 00	$21,525 42
09/01/10 – Expansion Expiration Date	$19 50	$22,091 88

Except as otherwise expressly set forth herein, Base Rent shall be payable pursuant to the terms and conditions of Section 3 of the Lease

4              Tenant’s Proportionate Share   For so long as Tenant leases the Expansion Premises, Tenant’s Proportionate Share, as defined in Section 1 11 of the Lease, shall be increased by 7 32% (to 14 64%)

5              Tenant’s Parking Spaces

(a)           For so long as Tenant leases the Expansion Premises, the number of Parking Spaces to which Tenant is entitled under Section 1 17 of the Lease shall increase by thirteen (13) parking spaces (to a total of twenty-six (26) parking spaces) in such areas of the parking facilities associated with the Building as may be reasonably designated by Landlord from time to time None of the Parking Spaces shall be assigned or reserved

(b)           Monthly parking rent, as set forth in Section 1 18 of the Lease, shall be $90 00 per month per parking space until April 30, 2007 Thereafter, monthly parking rent may increase upon thirty (30) days’ prior written notice to Tenant to Landlord’s then standard rate

6              Termination   Provided that Tenant is not then in default beyond any applicable notice and cure period and Tenant has not exercised the Extension Option as set forth in Section 4 of the Rider to

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Lease, Tenant shall have the right to terminate the lease of the Expansion Premises on August 31, 2010, provided that Tenant has given written notice of termination on or before September 1, 2009, and paid a termination fee to Landlord on or before July 31, 2010, equal to the unamortized costs of brokerage commissions, allowances and other costs relating to the Expansion Premises (based on a five year term) as reasonably determined by Landlord and relayed to Tenant in writing

7              Tenant Improvement Allowance Overage   Landlord and Tenant hereby acknowledge and agree that Tenant exceeded the Allowance as set forth in Exhibit C of the Lease by Eighty-Nine Thousand Three Hundred Eighty-Eight and No/100ths Dollars Landlord hereby waives such amount for so long as Tenant is not in default under the Lease as hereby amended beyond any applicable notice or cure period Upon such a default, the entire amount conditionally waived shall become fully liquidated and immediately due and payable, in addition and without limitation to any and all other rights and remedies of Landlord For purposes of this Section 7, “waives” means the amount by which Tenant exceeded the Allowance shall not constitute “Additional Allowance” and shall not be added to the Base Rent, and Tenant shall not in any manner be required to reimburse or pay Landlord for such amount except as specifically provided in the third sentence of this Section 7

8              Brokers  Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate brokers or leasing agents, except Trammell Crow Services, Inc , and Oberndorf Properties, Ltd (collectively, “Brokers”), in the negotiation of this Amendment, and that no commissions are payable to any party claiming through Tenant as a result of the consummation of the transaction contemplated by this Amendment, except to Brokers, if applicable Tenant hereby agrees to indemnify and hold Landlord harmless from any and all loss, costs, damages or expenses, including, without limitation, all attorneys’ fees and disbursements by reason of any claim of or liability to any other broker, agent, entity or person claiming through Tenant (other than Brokers) and arising out of or in connection with the negotiation and execution of this Amendment

9              Miscellaneous   With the exception of those matters set forth in this Amendment, Tenant’s leasing of the Premises (as expanded) shall be subject to all terms, covenants and conditions of the Lease In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed The parties acknowledge that the Lease is a valid and enforceable agreement and that Tenant holds no claims against Landlord or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the foregoing First Amendment to Lease is dated effective as of the date and year first written above

LANDLORD

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation,

for its Principal U S Property Separate Account,
formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account

By	PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company, its authorized signatory

By	/s/ Douglas A. Kintzie
Name	Douglas A. Kintzie
Title	Assistant Managing Director Asset Management

By	/s/ John H. Root
Name	John H. Root
Title	Investment Director Asset Management

TENANT

POLICY STUDIES INC,
a Colorado corporation

By	/s/ Mark A. Levy
Name	Mark A. Levy
Title	President

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SECOND AMENDMENT TO LEASE

(Policy Studies Inc. - 1875 Lawrence Street, Denver, Colorado)

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is dated for identification purposes as of July 15, 2006, and is made by and between Principal Life Insurance Company, an Iowa Corporation (“Landlord”) and Policy Studies Inc., a Colorado corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Standard Office Lease Agreement dated March 1, 2005, as amended by that certain First Amendment to Lease dated August 15, 2005 (collectively, the “Lease”), pertaining to the premises currently comprised of a total of approximately 27,190 rentable square feet of space, commonly referred to as Suites 1200 and 1500 (“Premises”), of the building located at 1875 Lawrence Street, Denver, Colorado 80202 (“Building”); and

WHEREAS, Landlord and Tenant desire to enter into this Amendment to expand the area of the Premises and provide for certain other matters as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree that the Lease shall be amended in accordance with the terms and conditions set forth below.

1.             Definitions.

(a)      Generally. The capitalized terms used herein shall have the same definition as set forth in the Lease, unless otherwise defined herein.

(b)      Expansion Premises. The term “Expansion Premises” is hereby defined to be and to mean that certain space located on the 9th floor of the Building commonly referred to as Suite 900, consisting of approximately 13,595 rentable square feet of space (which is the final agreement of the parties and not subject to adjustment), as outlined on Exhibit A, attached hereto and incorporated herein by this reference. Accordingly, effective as of the Expansion Commencement Date, the Premises, as expanded, shall be deemed to consist of a collective total of approximately 40,785 rentable square feet of space.

(c)      Expansion Commencement Date. The term “Expansion Commencement Date” is hereby defined to be and to mean January 1, 2007, which date is not subject to extension due to delays in delivery, provided that Landlord uses commercially reasonable efforts to deliver the same. Tenant shall be allowed to occupy, use, work in or otherwise enter the Expansion Premises following the Date of Substantial Completion as set forth in the Work Letter, attached hereto as Exhibit B and incorporated herein by this reference. Landlord and Tenant shall commence the design and construction process following the full execution of this Amendment. In the event that Tenant transacts business or otherwise occupies the Premises prior to the date of substantial completion, the terms and conditions of the Lease as hereby amended shall apply, including, without limitation, Tenant’s obligation to pay Base Rent (at the rate of $22,091.88 per month), Operating Expenses, and Taxes applicable to the Expansion Premises, prorated on a per diem basis for any partial month.

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(d)           Expansion Term.  The term “Expansion Term” is hereby defined to be and to mean that period of time commencing on the Expansion Commencement Date (January 1, 2007) and expiring on February 28, 2011 (“Expansion Expiration Date”). Accordingly, the Expiration Date applicable to the Expansion Premises is not coterminous with the Expiration Date applicable to the original Premises.

2.             Expansion of the Original Premises.  Effective on the Expansion Commencement Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions set forth in the Lease and herein, the Expansion Premises. Tenant shall accept the Expansion Premises in its present “as is” condition, except for the performance of Landlord’s Work as set forth in the Work Letter, attached hereto as  Exhibit B and incorporated herein by this reference.

3.             Base Rent.  During the Expansion Term, Tenant shall pay to Landlord Base Rent for the Expansion Premises, which shall be payable in monthly installments as follows:

EXPANSION PREMISES

Dates	Approx. Rate/RSF/Year	Monthly Installment

01/01/07 – 05/31/07 (5 months)	$19.50	$22,091.88
06/01/07 – 05/31/08 (12 months)	$20.00	$22,658.33
06/01/08 – 05/31/09 (12 months)	$20.50	$23,224.79
06/01/09 – 08/31/10 (15 months)	$21.00	$23,791.25
09/01/10 – 02/28/11 (6 months)	$21.50	$24,357.71

Except as otherwise expressly set forth herein, Base Rent shall be payable pursuant to the terms and conditions of Section 3 of the Lease.

4.             Tenant’s Proportionate Share.

(a)           For so long as Tenant leases the Expansion Premises, Tenant’s Proportionate Share, as defined in Section 1.11 of the Lease, shall be increased to 21.96% (Tenant’s Proportionate Share applicable to the Expansion Premises is 7.32%).

(b)           The Base Year, as defined in Section 1.12 of the Lease, applicable to the Expansion Premises is calendar year 2007 (but shall remain calendar year 2005 for the remainder of the Premises).

5.             Tenant’s Parking Spaces.

(a)           For so long as Tenant leases 40,785 rentable square feet of space, the number of Parking Spaces to which Tenant is entitled under Section 1.17 of the Lease shall increase to a total of forty (40) parking spaces in such areas of the parking facilities associated with the Building as may be reasonably designated by Landlord from time to time. None of the Parking Spaces shall be assigned or reserved.

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(b)           Monthly parking rent, as set forth in Section 1.18 of the Lease, applicable to the Expansion Premises shall be at market rates for the Building per parking space. Monthly parking rent may increase upon thirty (30) days’ prior written notice to Tenant to Landlord’s then standard rate; provided, however, the original twenty-six (26) parking spaces shall continue to be $90.00 per month per parking space until April 30, 2007.

6.             Termination.  Tenant’s right to terminate the expansion space on the 15th floor of the Building as more fully set forth in Section 6 of the First Amendment to Lease is hereby deleted in its entirety. However, provided that Tenant is not then in default beyond any applicable notice and cure period, and further provided that Tenant has not exercised the Extension Option as set forth in Section 4 of the Rider to Lease, then Tenant shall have the right to terminate the lease of that portion of the Premises consisting of the entire 9th and 15th floors of the Building on August 31, 2010. In order to exercise such option, Tenant must first give written notice of termination on or before September 1, 2009, and pay a termination fee to Landlord on or before July 31, 2010, equal to the unamortized costs of brokerage commissions, allowances and other costs relating to both the 9th and 15th floors of the Building (based on a five year term) as reasonably determined by Landlord and relayed to Tenant in writing. Time is of the essence.

7.             Risers.  Provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable grace period, Tenant may, at its sole cost and expense, install and operate during the Term, wiring a cabling within the risers of the Building. The use of the risers shall be subject to the following:

(i)         Tenant shall not install such wiring or cabling, or use the risers, until it receives prior written approval from Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(ii)        The contractors performing work within the risers shall be approved (which approval shall not be unreasonably withheld, conditioned or delayed) or designated by Landlord prior to the commencement of any work.

(iii)       Tenant covenants and agrees that the installation, operation and removal of the wiring and cabling will be at its sole risk. Tenant agrees to indemnify and defend Landlord against all claims, actions, damages, liabilities and expenses including reasonable attorney’s fees and disbursements in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, operation or removal of the wiring and cabling, or use of the risers. Tenant acknowledges that other tenants and occupants also use the risers; accordingly, Tenant shall not over-burden the risers or damage any property of other tenants or occupants.

(iv)      At the expiration or sooner termination of this Lease, or upon termination of the operation of the use of the wiring and cabling with the risers, Tenant shall remove all applicable wiring and cabling from within the risers and repair and damage caused thereby, at Tenant’s sole cost and expense. Tenant shall leave the risers in good order and repair. If Tenant does not remove the wiring and cabling from the risers when so required, Tenant hereby authorizes Landlord to remove and dispose of the wiring and cabling and to charge Tenant for all reasonable costs and expenses incurred.

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8.             Brokers.  Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate brokers or leasing agents, except Trammell Crow Services, Inc., and Oberndorf Properties, Ltd. (collectively, “Brokers”), in the negotiation of this Amendment, and that no commissions are payable to any party claiming through Tenant as a result of the consummation of the transaction contemplated by this Amendment, except to Brokers, if applicable. Tenant hereby agrees to indemnify and hold Landlord harmless from any and all loss, costs, damages or expenses, including, without limitation, all attorneys’ fees and disbursements by reason of any claim of or liability to any other broker, agent, entity or person claiming through Tenant (other than Brokers) and arising out of or in connection with the negotiation and execution of this Amendment.

9.             Miscellaneous.  With the exception of those matters set forth in this Amendment, Tenant’s leasing of the Premises (as expanded) shall be subject to all terms, covenants and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed. The parties acknowledge that the Lease is a valid and enforceable agreement and that Tenant holds no claims against Landlord or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the foregoing Second Amendment to Lease is dated effective as of the date and year first written above.

LANDLORD:

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation,
for its Principal U.S. Property Separate Account,
formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company, its authorized signatory

JUL 24 2006

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Investment Director Asset Management

JUL 24 2006

By:	/s/ Brett A. Cassabaum
Name:	Brett A. Cassabaum
Title:	Assistant Director Financial Reporting

TENANT:

POLICY STUDIES INC.,
a Colorado corporation

By:	/s/ Mark A. Levy
Name:	Mark A. Levy
Title:	President/COO

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